Genesys Industries Establishes On Demand Manufacturing Platform to Support Speed to Market Production.

NEW YORK, NY – December 2, 2019 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN – today announced that the company has established internal processes to support its “On Demand Manufacturing” agenda for 2020. Going forward, the company service-line capabilities and expansions are going to be focused on helping meet more of our customers’ needs for both prototyping and on-demand manufacturing services. And that’s for each one of our services: 3D printing, CNC machining, and sheet metal fabrication.

Company Spokesperson, commented: “As our customers evaluate manufacturing service partners they are looking for companies that can evolve with their products from prototyping to commercialization and scale up. We are a great manufacturing partner for customers with products that have shorter product life cycles, unpredictable demand, and lower-volume or mass-customized products.”

About Genesys Industries

Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products.   The company is a vertically integrated precision products manufacturer with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Aviation, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind or $GEIN

For more information on Genesys Industries, please visit www.genesysindustries.com

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

Safe Harbor Statement

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Statements contained in this press release regarding the company intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading "Risk Factors" in the Company's Financial Reports. This press release does not form any part of a prospectus or offering. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.

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